Exhibit 99.1

Discovery Labs to Raise $25 Million in Registered Direct Offering

Warrington, PA — December 7, 2007 — Discovery Laboratories, Inc. (Nasdaq: DSCO), has obtained commitments to raise $25 million, before deducting placement agents’ fees and offering expenses, in a registered direct offering. Under the terms of the transaction, Discovery Labs will sell 10,000,000 shares of its common stock to a select group of institutional investors at a purchase price of $2.50 per share. The closing of the offering is expected to take place on December 12, 2007, subject to the satisfaction of customary closing conditions. All of the shares of common stock are being offered by Discovery Labs pursuant to an effective registration statement previously filed with the Securities and Exchange Commission. Jefferies & Company, Inc. is acting as placement agent for the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The shares of common stock may only be offered by means of a prospectus, forming a part of the effective registration statement. Copies of the final prospectus supplement and accompanying base prospectus can be obtained from Jefferies & Co., Inc., 520 Madison Avenue, 11th Floor, New York, NY 10022 or by fax request at 212-284-2208.

About Discovery Labs

Discovery Laboratories, Inc. is a biotechnology company developing Surfactant Replacement Therapies (SRT) for respiratory diseases. Surfactants are produced naturally in the lungs and are essential for breathing. Discovery Labs’ technology produces a precision-engineered surfactant that is designed to closely mimic the essential properties of natural human lung surfactant.

Discovery Labs’ lead product candidate, Surfaxin®, is the subject of an Approvable Letter from the FDA for the prevention of Respiratory Distress Syndrome in premature infants. Surfaxin is also being developed for other neonatal and pediatric indications. Aerosurf™, Discovery Labs’ aerosolized SRT, is being developed to potentially obviate the need for intubation and conventional mechanical ventilation and holds the promise to significantly expand the use of surfactants in respiratory medicine. For more information, please visit our website at www.Discoverylabs.com.

To the extent that statements in this press release are not strictly historical, including statements as to the anticipated closing of the offering, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Among the risk factors which could affect Discovery Labs actual results and could cause results to differ from those contained in these forward-looking statements are the risks that: Discovery Labs may be unable to profitably develop and market its products; financial market conditions may change; Discovery Labs may not be able to raise additional capital or enter into additional collaboration agreements (including strategic alliances for development or commercialization of SRT); Discovery Labs may not be able to attract or retain qualified personnel or timely provide for successful sales and marketing activities; Discovery Labs’ research and development efforts may not progress; Discovery Labs may not be successful in the FDA or other regulatory agency review process generally, including that such regulatory authority will not approve the marketing and sale of a drug product even after accepting an application or may withhold, delay and/or limit marketing a drug product by indication or impose other label limitations; Discovery Labs’ recently-submitted response to the Approvable Letter may not satisfy the FDA; Discovery Labs or its third party manufacturers and development partners may be unable to manufacture or provide adequate supplies of drug substances and expertise to allow for completion of any of Discovery Labs clinical studies; Discovery Labs and its collaborators may be unable to develop, manufacture and successfully commercialize products that combine Discovery Labs drug products with innovative aerosolization technologies; Discovery Labs may not be able to successfully manufacture its drug product candidates; Discovery Labs’ significant, time-consuming and costly research, development, pre-clinical studies, clinical testing and efforts to gain regulatory approval for any products that it may develop (independently or in connection with collaboration arrangements) may not succeed; other companies may develop competing therapies and/or technologies; reimbursement and health care reform may adversely affect Discovery Labs; and Discovery Labs may become involved in securities, product liability and other litigation. The foregoing risks and others are further described in Discovery Labs filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Company Contact:
Lisa Caperelli, Investor Relations
215-488-9413